UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

Asia Equity Exchange Group, Inc.

(Exact name of Company as specified in its charter)

Nevada	333-192272	46-3366428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2603, 26/F, COFCO Tower,

262 Gloucester Road, Causeway Bay, Hong Kong

(Address of principal executive offices) (Zip Code)

+852-2845 2281

Company’s telephone number, including area code

Unit B, 5/F, CKK Commercial Centre

289 Hennessy Road, Wanchai, Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Former Independent Registered Public Accounting Firm

On March 24, 2017, the board of directors of Asia Equity Exchange Group, Inc. (the “Company”) decided to dismiss Centurion ZD CPA Limited (“CZD”) (formerly known as DCAW (CPA) Limited) as its independent registered public accounting firm, effectively immediately.

CZD was engaged as the Company’s independent registered public accounting firm on September 28, 2016 and did not conduct an audit and has not issued any report on the consolidated financial statements of the Company prior to its dismissal.

Since its engagement as the Company’s independent registered public accounting firm on September 28, 2016 and through the date of this Report: (i) there were no disagreements between the Company and CZD on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CZD, would have caused CZD to make reference to the subject matter of the disagreement in its report on the Company’s financial statements for such year or during the interim period through the date of this Report, and (ii) there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company furnished CZD with a copy of this Current Report on Form 8-K on March 24, 2017, providing CZD with the opportunity to furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (“SEC”) stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and if not, stating the respects in which it does not agree. Attached as Exhibit 16.1 is a copy of CZD’s letter addressed to the SEC relating to the statements made by the Company in this report.

New Independent Registered Public Accounting Firm

On March 24, 2017, in connection with the dismissal of CZD, upon the approval of its board of directors, the Company engaged Beijing Yongtuo CPAs (special general partner) (Shenzhen Branch) (“BY”) as its new independent registered public accounting firm to audit and review the Company’s financial statements, effective immediately.

During the Company’s two most recent fiscal years ended December 31, 2016 and 2015, and for the subsequent interim period through the date of this Report, neither the Company nor anyone on its behalf consulted BY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that BY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective March 24, 2017, the Board of Directors of the Company appointed Ms. Yue Ming as Chief Financial Officer of the Company.

Ms. Ming, 30, has more than 8 years corporate finance and accounting experience. She has served as our Treasurer since January 20, 2017. From December 1, 2014 to March 23, 2017, she acted as the Company’s internal accountant. Prior to joining the Company, Ms. Ming was employed for more than 4 years by Shenzhen Yamuna Science and Technology Co., Ltd., an international trade company, most recently as finance manager from April 12, 2010 to November 30, 2014. Ms. Ming started her accounting career at Shenzhen Hui Tian Accounting Firm on July 1, 2009 after she graduated from Central China Normal University where she majored in international trade.

There is no family relationship that exists between Ms. Ming and any directors or executive officers of the Company. In addition, there are no arrangements or understandings between Ms. Ming and any other persons pursuant to which she was selected as an officer of the Company and there are no transactions between the Company and Ms. Ming that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

16.1	Letter from Centurion ZD CPA Limited, dated March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Equity Exchange Group, Inc.

Dated: March 27, 2017	By:	/s/ Jun Liu
Jun Liu Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Centurion ZD CPA Limited, dated March 27, 2017